SECOND AMENDMENT OF EIGHTEENTH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending its Restated Certificate of Limited Partnership under the Missouri Uniform Limited Partnership law, states the following.

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P. and the limited partnership’s charter number is LP0000443.

(2)	The date the limited partnership was filed in Missouri is June 5, 1987.

(3)	The partnership registered as a Limited Liability Partnership with the Missouri Secretary of State on November 1, 1996.

(4)	The partnership registered as a Registered Limited Liability Limited Partnership on July 15, 2002.

(5)	The Eighteenth Restated Certificate of Limited Partnership is hereby amended to reflect the partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 361.

In affirmation thereof, the facts stated above are true.

Dated: July 16, 2012

General Partner:

By
James D. Weddle,
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawing General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Eberlin, Mark A.	06/27/2012	3 Myrtle Lane	Hardin, IL 62047
Christensen Jr., Richard A.	07/01/2012	55 West Meath Ring	St. Charles, MO 63304
Smith, Jay J.	07/01/2012	323 Fairmont Avenue	Winchester, VA 22601
Eberhart, Michael D.	07/03/2012	1200 Hill Street	Petoskey, MI 49770

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip

Trust of Mark A. Eberlin	06/27/2012	3 Myrtle Lane	Hardin, IL 62047
The Revocable Trust of Michael D. Eberhart	07/03/2012	1200 Hill Street	Petoskey, MI 49770

Exhibit A to Second Amendment of Eighteenth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.